Exhibit 99.5

DIRECT REGISTRATION TRANSFER INSTRUCTION FORM

You should consult your own broker, bank or other nominee to verify whether this form is acceptable and whether other documentation is required.

MACK-CALI REALTY CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

FOR USE BY “STREET NAME” SHAREHOLDERS OF MACK-CALI REALTY CORPORATION

Dear “Street Name” Shareholder:

Mack-Cali Realty Corporation’s common stock is Direct Registration System eligible.  What this means is that you can now take advantage of the newest form of book-entry share registration - Direct Registration.  Direct Registration allows you to register your shares on the books of Mack-Cali Realty Corporation and keep your broker account information intact.  This provides you with total portability should you wish to sell your shares either through your broker or through Mack-Cali Realty Corporation.  In addition, once your broker initiates your Direct Registration transfer, you are eligible as a registered shareholder to participate in Mack-Cali Realty Corporation’s direct stock purchase plan.

If you want to transfer any of your “street name” shares to Direct Registration, you can either:

1.               Contact your broker and provide him or her with the following information and instructions; or

2.               Complete the form below and submit it to your broker after discussing with your broker whether the content of the form is acceptable or whether additional information may be required.

DIRECT REGISTRATION INSTRUCTIONS

Authorization and instructions to my broker to transfer                          of my shares from “street name” to a registered position through the Direct Registration System. This transfer should be processed by my broker via the Night Auto Withdrawal-By-Transfer (NWTI) function through the Depository Trust Company (DTC) coded as an “S” transaction.

NAME:

ADDRESS:

SOCIAL SECURITY OR TAX ID#:

BROKER/DEALER ACCOUNT #:

COMPANY:	MackCali Realty Corporation

CUSIP #:	554489 10 4

ISSUE:	Common Stock

BROKER/DEALER NAME:

BROKER./DEALER ID #:

TRANSFER AGENT:	Computershare

TRANSFER AGENT TELEPHONE #:	(800) 317-4445

SIGNATURE OF “STREET NAME” OWNER:

DATE: